UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2012

U.S. RARE EARTHS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-31199	87-0638338
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12 Gunnebo Drive, Lonoke, Arkansas 48152
(Address of Principal Executive Offices)

(501) 676-2994
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01.  Entry Into a Material Definitive Agreement.

The disclosure under Item 3.02 below is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 13, 2012, U.S. Rare Earths, Inc. (“U.S. Rare Earths” or the “Company”) entered into a Convertible Secured Promissory Note (“Note or Note Agreement”) with Unique Materials LLC, a Texas LLC (“Holder”) affiliated with John Victor Lattimore, Jr., Chairman of the Company’s Board of Directors pursuant to which the Company agreed to issue a Note for $650,000 at 5%.

Under the terms of the Note, the principal and unpaid accrued interest is due the earlier of September 15, 2015 or conversion into the Company’s common stock at $2.85 per share at the demand of the Holder. The Note includes a demand payment if the Chairman of the Board, President or Vice President or 20% or more of the Company’s Board of Directors is changed after September 13, 2012.  The Company is not required to file a registration statement. The Note is secured by all mineral claims, real property, fixed assets, inventory and accounts receivable.

The above description of the Note Agreement is intended only as a summary of such agreement.  The full agreement will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended on September 30, 2012.

Item 8.01.  Other Events.

On September 12, 2012, the Company filed a complaint (the “Complaint”) for declaratory relief and breach of fiduciary duty against H. Deworth Williams, Edward F. Cowle, Geoff Williams and Blue Cap Development Corp. (each a “Defendant” and collectively, the “Defendants”) in Nevada District Court, Clark County (the “Nevada Court”).  Defendants are shareholders of the Company.  Mr. H. Deworth Williams, Mr. Cowle and Mr. Geoff Williams are former directors of the Company.

The Company alleges that Mr. H. Deworth Williams, Mr. Cowle and Mr. Geoff Williams breached their fiduciary duties to the Company.  The Complaint further seeks (i) a declaration from the Nevada Court that the Schedule 14C Information Statement, dated August 23, 2012 and filed with the United States Securities and Exchange Commission (the “SEC”) on August 24, 2012, as amended by the Amendment to the Schedule 14C Information Statement, dated August 27, 2012 and filed with the SEC on August 28, 2012, together with the written consent filed therewith, are ineffective to remove Daniel McGroarty, Greg Schifrin and Kevin Cassidy from the Company’s Board of Directors; (ii) a judgment enjoining the Defendants (and their representatives) from purporting to act on behalf of the Company as directors, and from interfering with, or threatening to interfere with, the lawful business operations of the Company; and (iii) unspecified damages.

On September 14, 2012, the Company filed an application for temporary restraining order and motion for preliminary injunction with the Nevada Court (the “Motion”), seeking a temporary restraining order and preliminary injunctive relief to prevent Defendants from (i) improperly interfering with the Company’s business by purporting to act on the Company’s behalf as a result of the ineffective removal of directors (as described above), and (ii) using confidential information of the Company for personal gain in further breach of any of their fiduciary duties.

The Company intends to enforce any and all rights available to it with respect to the foregoing.  There can be no assurance of the outcome in the litigation, including whether declaratory relief, a temporary restraining order or a preliminary injunction will be granted and whether, and in what amount, the Company may recover damages.  The Nevada Court set a hearing date with respect to the Motion for Thursday, September 27, 2012.  The Nevada Court has not yet set a schedule or trial date with respect to the Complaint.

On September 14, 2012, Mr. H. Deworth Williams and Mr. Cowle filed a petition for extraordinary relief, or alternatively, for issuance of a writ of mandamus in the Third Judicial District Court In And For Salt Lake County, State of Utah (the “Utah Court”) (the “Petition”).  The Petition requests, among other items, that the Utah Court issue an order compelling the Company to recognize Defendants’ Schedule 14C Information Statement, as amended, together with the written consent filed therewith, as valid.  The Company believes the Petition is without merit and intends to defend itself vigorously.  The Company does not believe the Utah Court has set any schedule or trial date with respect to the Petition.

On September 17, 2012, the Company paid the remaining balance of $610,000 on the Note Payable due to Blue Cap Development Corp. related to the acquisition of U.S. Rare Earths, Inc., a Delaware corporation which closed on August 22, 2011.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTHS, INC.

	By:	/s/ Michael D. Parnell
Date: September 18, 2012	Name:	Michael D. Parnell
	Title:	Chief Executive Officer